Exhibit 10.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of December 31, 2021 (“Effective Date”), is by and SHIFT8 NETWORKS, INC., a Texas corporation (the “Company”), and PAUL GOLIBART (“Employee”).

WHEREAS, SKYNET TELECOM, LLC (the “Seller”), the Company, DIGERATI TECHNOLOGIES, INC., Jerry Ou and Employee have entered into that certain Asset Purchase Agreement dated as of December 31, 2021 (“Asset Purchase Agreement”), pursuant to which, among other things, Seller has agreed to sell, assign, transfer, convey and deliver, and the Company agreed to purchase, accept, acquire and receive, all of the Purchased Assets;

WHEREAS, the Company is engaged in the business of providing subscriber-based Interconnected Voice Over Internet Protocol communication services, Unified Cloud Communications Services, and IP-PBX based systems of telephony (the “Business”);

WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, upon the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows.

1. Employment.

(a) Position. The Company hereby employs Employee as Vice President Business Development - Texas. Employee shall report directly to the Company’s President and Chief Executive Officer or as otherwise directed by the Board of Directors of the Company (the “Board”).

(b) Duties. Employee hereby agrees to be employed by the Company. During the Term (as defined below), Employee agrees that he shall: (i) faithfully and to the best of his ability perform the duties customarily associated with his position or that may be assigned to him from time to time by the Company’s President and Chief Executive Officer and (ii) devote sufficient time and attention to the performance of Employee’s duties hereunder; provided, however, that Employee shall be entitled to engage in civic, charitable and personal investment activities that are not related to the Business and do not interfere with the performance of his duties under this Agreement.

(c) Place of Performance. In connection with Employee’s employment by the Company, Employee shall be based at the Company’s offices in San Antonio, Texas, except for required travel on the Company’s business. Notwithstanding the foregoing sentence, Employee may perform his duties remotely, to the extent such duties may be completed remotely.

2. Term. This Agreement shall commence on the Effective Date and continue for an initial term of 12 consecutive months (“Initial Term”) unless sooner terminated in accordance with Section 4. This Agreement shall automatically be extended on the same terms for successive periods of one month each (each, an “Extension Term”) unless either party provides the other with written notice of non-renewal at least 10 days before the expiration of the Initial Term or the then current Extension Term. As used in this Agreement, “Term” means the Initial Term as so extended and “Termination Date” means the date on which this Agreement is terminated or expires.

3. Compensation and Related Matters.

(a) Base Salary. The Company shall pay to Employee a salary of $100,000 during the Initial Term and a salary of $8,333.33 during each Extension Term (collectively the “Base Salary”). The Base Salary, less such deductions as are required by law or that Employee may elect in accordance with any employee benefit plan, shall be payable to Employee in semi-monthly installments during the Initial Term or Extension Term, as applicable, in accordance with the Company’s ordinary payroll schedule and procedures.

(b) Expenses. During the Term, Employee shall receive reimbursement from the Company for all reasonable out-of-pocket expenses incurred by Employee in performing services hereunder; provided, in each case, that such expenses are accounted for in accordance with the standard policies and procedures established by the Company for reimbursement of expenses.

(c) Vacation. During the Term, Employee shall be entitled to 20 days of paid vacation per calendar year (prorated for partial years), to be taken at such times and in such periods as shall not interfere with the duties required to be rendered by Employee hereunder. Employee shall be paid for any accrued and unused vacation days (up to a maximum of 20 days) upon expiration or termination of this Agreement.

(d) Other Benefits. During the Term, Employee shall be entitled to participate in such life insurance, medical, dental, disability, pension and retirement plans and other programs as may be approved from time to time by the Company for the benefit of its employees. Nothing herein shall create an obligation for the Company to adopt or maintain any employee benefit plan or affect the Company’s right to amend, modify or terminate any employee benefit plan at any time for any reason.

4. Termination of Employment.

(a) Termination by Employee. Employee may terminate his employment with the Company for any reason by giving the Company not less than 30 days prior written notice of resignation.

(b) Termination by Company. The Company may terminate Employee’s employment with the Company at any time for any reason by giving Employee written notice of termination.

5. Compensation upon Termination of Employment.

(a) Termination by Company. If Employee’s employment is terminated by the Company other than for Cause, the Company shall pay Employee the Base Salary in accordance with Section 3(a) and employee benefits in accordance with Section 3(d) of this Agreement through the remainder of the Term (the “Severance Benefit”); provided, however, that the Company’s obligation to pay all or any portion of the Severance Benefit pursuant to this Section 5(a) is conditional upon the Employee’s execution of a customary release of any and all claims arising from the Employee’s employment that the Employee may have against the Company and its affiliates, and its and their directors, managers, officers, shareholders or members, as applicable, and abiding by the provisions in Sections 7, 8 and 9 hereof.

(b) Termination by Employee; Termination by the Company for Cause. If Employee’s employment is voluntarily terminated by the Employee or terminated by the Company for Cause, the Company shall pay the Employee the Base Salary in accordance with Section 3(a) through the Termination Date, and the Company shall have no other obligation whatsoever to the Employee under this Agreement.

(c) Definition of “Cause”. As used in this Agreement, “Cause” shall mean: (i) any material failure by Employee to observe or perform any of his obligations under this Agreement; (ii) any act of fraud, material misrepresentation, misappropriation, dishonesty, embezzlement or similar conduct involving in any way the business of the Company, or willful misconduct, bad faith, breach of trust or breach of fiduciary duty owed to the Company or its equity holders and clients; (iii) insubordination, refusal to carry out or failure to perform, or gross negligence in the performance of, duties assigned to Employee by the President and Chief Executive Officer or the Board; (iv) use of illegal drugs, controlled substances or alcohol that negatively impacts Employee’s work performance or is reasonably likely to adversely impact the reputation of the Company; or (v) conviction or plea of nolo contendere of or to a felony; provided, however, that the circumstances described in clause (i) or (iii) above shall constitute “Cause” only if (x) the Company has provided written notice to Employee of both the circumstances of the conduct or omission and the Company’s intention to characterize the conduct or omission as Cause and (y) the Employee has failed to reasonably cure such conduct or omission within five calendar days after delivery of the written notice.

6. Business Opportunities. Employee agrees that with respect to any new opportunity related to the Business, which is offered to, or comes to the attention of, Employee during the Term, the Company shall have the right to take advantage of such opportunity for its own benefit. Employee agrees to promptly deliver written notice to the Board of the existence of such opportunity and Employee may take advantage of such opportunity only with the prior written consent of the Board.

7. Confidentiality.

(a) Confidential Information. As used in this Agreement, “Confidential Information” shall mean any know-how, trade secrets, confidential information, proprietary information, information of or regarding the Company’s business and the operations, intellectual property, assets, results of operations, customers, subscribers, vendors, plans and financial condition, data, databases and technical information of the Company and any of its subsidiaries, and all rights in, arising out of or associated therewith; provided, however, that Confidential Information shall not include any of the foregoing that is or becomes generally available to the public without breach of any obligation of confidentiality owed by Employee to the Company.

(b) Employee shall: (i) protect and safeguard the confidentiality of all Confidential Information with at least the same degree of care that Employee would protect his own Confidential Information, but in no event with less than a commercially reasonable degree of care; (ii) not use the Confidential Information, or permit it to be accessed or used, for any purpose, other than for the benefit of the Company; and (iii) not disclose any such Confidential Information to any person or entity, except as permitted in accordance with Section 6(c).

(c) If Employee is required to disclose Confidential Information pursuant to a applicable law or court order, then prior to making any such disclosure, Employee shall provide the Board with: (i) prompt written notice of such requirement so that the Company may seek, at its sole cost and expense, a protective order or other remedy; and (ii) reasonable assistance, at the Company’s sole cost and expense, in opposing such disclosure or seeking a protective order or other limitations on disclosure. If, after providing such notice and assistance as required herein, Employee remains subject to a legal requirement to disclose Confidential Information, Employee shall disclose no more than that portion of Confidential Information which, on the advice of Employee’s legal counsel, such legal requirement specifically requires Employee to disclose and, upon the Board’s request and at the Company’s sole cost and expense, shall cooperate with the Company’s efforts to obtain assurances from the applicable court or agency that such Confidential Information will be afforded confidential treatment.

(d) Upon termination of his employment with the Company, Employee shall promptly return to the Company or destroy (and certify to the Company the destruction of) any and all documents or other tangible property containing Confidential Information, whether prepared by him or others.

8. Disclosure of Works and Inventions/Assignment of Patents.

(a) Employee shall promptly disclose to the Company, in writing, any and all copyrightable works, including software, and any and all discoveries, inventions, technological innovations and improvements, whether patentable or not (whether it be a machine, process, apparatus, article, composition, design, software, writing or other thing), conceived of or made by Employee, solely or jointly, during the period of his employment with the Company, whether or not authorized, conceived or made during working hours or with the Company’s equipment or facilities, which relates in any manner to the Business. Unless otherwise waived in writing by the Company, all such copyrightable works (including software), discoveries, inventions, technological innovations and improvements shall be “work made for hire” as defined in the Copyright Act of 1976, as amended, and shall be the exclusive property of the Company with respect to any and all countries in the world, and if any of the foregoing is not the property of the Company by operation of law, this Agreement or otherwise, Employee shall assign and hereby does assign all right, title and interest thereto to the Company or its nominee.

(b) Any assignment of copyrights by Employee to the Company includes all rights of attribution, paternity, integrity, modification, disclosure, withdrawal, and any other rights throughout the world that may be known or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Employee hereby irrevocably waives in favor of the Company and agrees not to enforce any and all Moral Rights, including any right to identification of authorship or limitation on subsequent modification, that Employee may have.

(c) Employee, both during the Term and at all times thereafter, shall cooperate fully with the Company, at the Company’s expense, in taking all actions and measures necessary for the Company to acquire and perfect its ownership of all such property. Whenever required to do so by the Board, Employee shall execute any and all applications, assignments or other instruments which the Board shall deem necessary to apply for and obtain Letters Patent or copyrights of the United States or any foreign country or to otherwise protect the Company’s interest therein. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authorized, conceived, made or reduced to practice by Employee during the period of employment, and shall be binding upon Employee’s assigns, executors, administrators and other legal representatives. In conformance with the Company’s policy from time to time, Employee shall be reimbursed by the Company for reasonable expenses incurred by Employee in connection with his obligations under this Section 8(b), subject to Employee furnishing adequate documentary evidence to substantiate such expenses.

(d) Employee agrees that in the event of publication by Employee of written or graphic materials, the Company will retain and own all rights in said materials, including right of copyright.

9. Remedies. Employee acknowledges that money damages would not be a sufficient remedy for any breach of Sections 6, 7, or 8 by Employee, and the Company shall be entitled to enforce the provisions of Sections 6, 7, or 8 by terminating payments then owing to Employee under this Agreement or otherwise, and by specific performance and injunctive relief as remedies for such breach or threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of Sections 6, 7, or 8, but shall be in addition to all remedies available at law or in equity, including the recovery of damages from Employee.

10. Compliance with Laws. Employee will not provide any contribution, payment, service or other thing of value, or promise to provide any contribution, payment, service or thing of value, to any public official, candidate for public office, political party, official of a political party, candidate for office in any political party, or any other person to obtain preferential treatment or otherwise obtain a direct or indirect benefit for, or avoid the effect of any laws or regulations on, Employee, the Company or any other person.

11. Amendment; Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing signed by the parties hereto. Waiver of any term or condition of this Agreement will not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

12. Binding Effect; Delegation of Duties Prohibited. This Agreement will inure to the benefit of, and will be binding upon, the parties hereto and their respective successors and assigns, including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Employee under this Agreement, being personal, may not be delegated nor assigned.

13. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of an electronic image file (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, if sent by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13):

If to the Company:	SHIFT8 NETWORKS, LLC
825 W Bitters, Suite 104
San Antonio, Texas 78216
Attention: President

If to Employee:	Paul Golibart
2441 Nacogdoches Rd., Suite 631
San Antonio, Texas 78217

14. Applicable Law. This Agreement shall be subject to the laws of the State of Texas, without giving effect to the principles of conflict of laws. The parties agree to submit to the exclusive jurisdiction of the courts sitting in Bexar County, Texas for any action relating to the execution or performance of this Agreement or the employment relationship and waive any claim that such courts do not have jurisdiction over the parties or that such venue in Bexar County, Texas is improper or inconvenient.

15. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

16. Telecopy or .PDF Execution and Delivery. The parties may execute and deliver this Agreement by facsimile, electronic mail of a ..PDF or other electronic means under which the signature of or on behalf of such party can be seen, and such execution and delivery will be considered valid, binding and effective for all purposes.

17. Survival. For the avoidance of doubt, the obligations of Employee under Sections 6, 7, and 8 shall survive the termination or expiration of this Agreement.

18. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

19. Headings. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

20. Drafting. Both parties were actively involved in the negotiation and drafting of this Agreement and no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either party hereto because one is deemed to be the author thereof.

[Balance of Page Intentionally Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the authorized representatives of the parties have executed this Agreement as of the date first set forth above.

COMPANY:

SHIFT8 NETWORKS, INC.

By:
Printed Name:
Title:

EMPLOYEE:

PAUL GOLIBART

Signature Page to Employment Contract